UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 13, 2020

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) develops succession plans for members of the Company’s senior management team. As part of this process, the Board has been engaged in ongoing discussions with Joseph F. Puishys, the Company’s Chief Executive Officer and a member of the Board, regarding Mr. Puishys’ service as Chief Executive Officer of the Company. On September 13, 2020, Mr. Puishys informed the Board that he intends to retire from the position of Chief Executive Officer, as a member of the Board of the Company, and from all other director and officer positions with the Company and its affiliates, effective on February 27, 2021 (the “Retirement Date”). In the event that Mr. Puishys’ successor as Chief Executive Officer is elected by the Board prior to the Retirement Date, at the request of the Board, Mr. Puishys will resign from all such positions on such earlier date but shall remain an employee of the Company until the Retirement Date. The Board has initiated a process to identify the company’s next Chief Executive Officer and has retained a leading executive search firm to support the search. In connection with his planned retirement, Mr. Puishys and the Company entered into a Transition Agreement dated September 15, 2020 (the “Transition Agreement”).

Pursuant to the Transition Agreement and for his services in fiscal 2021, Mr. Puishys will continue to receive a base annual salary of $935,000. In addition, he will be eligible to receive a bonus under the Company’s fiscal 2021 annual incentive plan, as determined by the Compensation Committee of the Board, as if he had remained as Chief Executive Officer through the end of fiscal 2021.

The Transition Agreement also provides that, upon Mr. Puishys’ retirement as Chief Executive Officer of the Company, Mr. Puishys will receive $935,000 in cash, which is equal to his current annual base salary for fiscal 2021. This payment will be made as follows: (i) 50% six months after the Retirement Date, and (ii) thereafter the remaining 50% in six, equal, monthly installments on the Company’s regular payroll date. In addition, the Company will pay, on or before March 15, 2021, to Mr. Puishys his previously agreed fiscal 2021 retention incentive, based upon the fiscal 2020 rating in his annual CEO performance evaluation, as previously conducted by the Board.

The Transition Agreement provides that, effective as of the Retirement Date and pursuant to the terms of the Company’s 2009 Omnibus Stock Incentive Plan as Amended and Restated (2011), 2019 Stock Incentive Plan and Mr. Puishys’ restricted stock award agreements with the Company, dated April 26, 2018, April 25, 2019, and April 23, 2020, the Board agreed to accelerate the vesting of a total of 53,628 shares of time-based restricted common stock of the Company held by Mr. Puishys.

The Transition Agreement further provides that, effective as of the Retirement Date and pursuant to the terms of the Company’s 2019 Stock Incentive Plan and Mr. Puishys’ stock option award agreement with the Company, dated June 30, 2020, 215,600 unvested non-qualified stock options will immediately vest and become exercisable for a period ending six months after the Retirement Date. Additionally, effective as of the Retirement Date, all other unvested shares of non-qualified stock options awarded to Mr. Puishys and outstanding, if any, under the 2019 Stock Incentive Plan, will also vest and become exercisable for a period ending six months after the Retirement Date.

In addition, the Transition Agreement provides that the Company will pay to its vendor its share of the cost of Mr. Puishys’ group medical, dental, and vision insurance for 18 months after the Retirement Date, provided that Mr. Puishys (i) pays directly to that vendor his share of the cost of that insurance, and (ii) completes and returns the necessary paperwork to continue that coverage.

In consideration of the foregoing, Mr. Puishys agreed to enter into a general release of the Company from any and all claims and causes of action of any kind that he has or may have had against the Company, other than any claims with respect to his rights under the Transition Agreement and certain other “Excluded Claims” (as defined in the Form of Release of Claims attached as Exhibit A to the Transition Agreement). In addition, pursuant to the terms of the Transition Agreement, Mr. Puishys has agreed that he will be prohibited from (i) for one year after the Retirement Date, establishing, operating, having ownership interest in or performing executive or managerial services for a “Competing Business” (as defined in the Transition Agreement) in the United States, Canada and other geographic areas in North America and South America where the Company is currently doing business or actively planning to do business (the “Restricted Area”), (ii) for two years after the Retirement Date advising, consulting with or serving as a non-employee director of a Competing Business in the Restricted Area and (iii) for two years after the Retirement Date, hiring or soliciting the Company’s employees for employment or inducing or encouraging the Company’s employees to cease their employment with the Company.

The foregoing description of the Transition Agreement is a summary and is qualified in its entirety by reference to the Transition Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A press release, dated September 17, 2020, announcing the leadership changes described above is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement between Apogee Enterprises, Inc. and Joseph F. Puishys, dated September 15, 2020.*

99.1	Press Release issued by Apogee Enterprises, Inc., dated September 17, 2020.**

104	Cover Page interactive Data file (embedded within the Inline XBRL document).

*	Filed herewith
**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: September 17, 2020